EXHIBIT 99.1

CONTACT:

ERIC HECHT
President
Ithaka Acquisition Corp.
305-532-3800

FOR IMMEDIATE RELEASE
---------------------


                           ITHAKA ACQUISITION CORP.'S
                         OVER-ALLOTMENT OPTION EXERCISED
                         -------------------------------

         MIAMI, FLORIDA, September 20, 2005 - Ithaka Acquisition Corp. (OTC Bulletin Board: ITHKU) announced today the completion of the over-allotment option for its initial public offering to the extent of 349,100 units. Each unit sold by the Company consisted of one share of common stock and two warrants. The 8,849,100 units sold in the offering, including the 349,100 units subject to the over-allotment option, were sold at an offering price of $6.00 per unit, generating total gross proceeds of $53,094,600 to the Company. Of this amount, $46,997,978 (or approximately $5.31 per share) was placed in trust. EarlyBirdCapital, Inc. acted as representative of the underwriters for the initial public offering. A copy of the prospectus may be obtained from EarlyBirdCapital, Inc., 275 Madison Avenue, Suite 1203, New York, New York 10016.





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